Exhibit 99.1

R P S GROUP LIMITED (formerly R P S Group Plc)

Consolidated Financial Statements

As of and for the year ended December 31, 2022

And Independent Auditors’ Report

Independent auditor’s report

TO THE BOARD OF R P S GROUP Limited

Report on the audit of the financial statements

Qualified Opinion

We have audited the consolidated financial statements of RPS Group Limited and subsidiaries (the “Group”), which comprise the consolidated balance sheet as of December 31, 2022, and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity, and consolidated cash flow statement for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the "financial statements").

In our opinion, except for the effects of not presenting comparative financial statements and the related notes to such statements as discussed in the Basis for Qualified Opinion section of our report, the accompanying financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Qualified Opinion

As discussed in Note 1 to the financial statements, the Group has not presented comparative financial statements as of and for the year ended December 31, 2021, including the related notes to such statements, required to be presented by International Financial Reporting Standards as issued by the International Accounting Standards Board.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Group and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Group’s ability to continue as a going concern at least, but not limited to, 12 months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Group or to cease operations, or has no realistic alternative but to do so.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

Independent auditor’s report

TO THE BOARD OF R P S GROUP Limited

Report on the audit of the financial statements (continued)

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Group’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Deloitte LLP

9 April, 2023

R P S Group Limited

CONSOLIDATED INCOME STATEMENT

For the year ended 31 December 2022

£m	Note	Year ended 31 December 2022
Revenue	3,4	670.6

Cost of sales		(415.4)
Administrative expenses		(240.4)

Operating profit	5	14.8

Finance costs	6	(5.1)
Finance income	6	0.1

Profit before tax		9.8

Tax expense	8	(5.4)

Profit for the year		4.4
Basic earnings per share (pence)	9	1.61
Diluted earnings per share (pence)	9	1.58

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the year ended 31 December 2022

£m	Note	Year ended 31 December 2022
Profit for the year		4.4

Items that will be reclassified subsequently to profit or loss:
Tax on share schemes	8	1.8
Foreign exchange differences on translation of foreign operations		14.0

Items that will not be reclassified subsequently to profit or loss:
Actuarial losses on remeasurement of defined benefit pension scheme	25	(0.1)
Other comprehensive income		15.7
Total recognised comprehensive income for the year		20.1

The notes on pages 7 – 40 form part of these financial statements.

R P S Group Limited

CONSOLIDATED BALANCE SHEET

As at 31 December 2022

£m	Note	As at 31 December 2022
Assets
Non-current assets:
Intangible assets	10	349.1
Property, plant and equipment	11	35.5
Right-of-use assets	12	28.4
Deferred tax asset	19	21.2
		434.2
Current assets:
Trade and other receivables	14	182.8
Corporation tax receivable		1.3
Cash at bank		25.0
		209.1
Liabilities
Current liabilities:
Lease liabilities	12	10.4
Trade and other payables	15	154.5
Corporation tax liabilities		5.9
Provisions	18	10.5
		181.3
Net current assets		27.8
Non-current liabilities:
Borrowings	16	54.1
Lease liabilities	12	24.0
Deferred consideration	17	0.4
Other payables		0.2
Deferred tax liability	19	9.4
Provisions	18	4.2
		92.3
Net assets		369.7

Equity
Share capital	20	8.3
Share premium	20	126.1
Retained earnings		179.1
Merger reserve		38.7
Employee trust		(9.6)
Translation reserve		27.1
Total shareholders’ equity		369.7

The notes on pages 7 – 40 form part of these financial statements.

R P S Group Limited

CONSOLIDATED CASH FLOW STATEMENT

For the year ended 31 December 2022

£m	Note	Year ended 31 December 2022
Net cash from operating activities	24	16.6

Cash flows from investing activities:
Deferred consideration		(2.3)
Purchase of property, plant and equipment		(15.8)
Purchase of intangible assets		(2.3)
Proceeds from sale of assets		2.1
Net cash used in investing activities		(18.3)

Cash flows from financing activities:
Payment of lease liabilities		(11.1)
Dividends paid	21	(2.4)
Net cash used in financing activities		(13.5)

Net decrease in cash and cash equivalents		(15.2)
Cash and cash equivalents at beginning of year		40.1
Effect of exchange rate fluctuations		0.1
Cash and cash equivalents at end of year	24	25.0

Cash and cash equivalents comprise:
Cash at bank		25.0
Bank overdraft	24	–
Cash and cash equivalents at end of year		25.0

The notes on pages 7 – 40 form part of these financial statements.

R P S Group Limited

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the year ended 31 December 2022

£m	Note	Share capital	Share premium	Retained earnings	Merger reserve	Employee trust	Translation reserve	Total equity
At 1 January 2022		8.3	126.1	173.2	38.7	(10.8)	13.1	348.6
Profit for the year		–	–	4.4	–	–	–	4.4
Other comprehensive income		–	–	1.7	–	–	14.0	15.7
Total comprehensive income for the year		–	–	6.1	–	–	14.0	20.1
Share-based payment expense	27	–	–	3.4	–	–	–	3.4
Transfer on release of shares		–	–	(1.2)	–	1.2	–	–
Dividends paid	21	–	–	(2.4)	–	–	–	(2.4)
At 31 December 2022		8.3	126.1	179.1	38.7	(9.6)	27.1	369.7

The notes on pages 7 – 40 form part of these financial statements.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

1. SIGNIFICANT ACCOUNTING POLICIES

R P S Group Limited (the “Company”, “RPS” or “RPS Group”) is a private company limited by shares domiciled in England under the Companies Act.

The address of the registered office is 20 Western Avenue, Milton Park, Abingdon, Oxon OX14 4SH.

Founded in 1970 and built on a legacy of environmental and social engagement, RPS is a diversified global professional services firm of circa 5,000 consultants, designers, planners, engineers, and technical specialists.

RPS is a technology-enabled consultancy and we provide specialist services to government and private sector clients.

Our focus is on creating shared value for all stakeholders where there is a demand for specialist services in natural resources, urbanisation, and sustainability and solving problems that matter in a complex, urbanising, resource-scarce world. RPS concentrates its expertise on the parts of the project life cycles that have the biggest impact on project outcomes. The business is positioned to respond to demand and make complex easy.

The consolidated financial statements of the Company for the year ended 31 December 2022 comprise the Company and its subsidiaries (together referred to as the “Group”).

(a) Basis of preparation

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board (IASB) and have been prepared to meet the SEC Rule 3-05 requirements and thus do not include comparative information. The financial statements are presented in pounds sterling, rounded to the nearest 0.1 million. The financial statements have been prepared on the historical cost basis, except for revaluation of certain financial instruments that are measured fair values at the end of each reporting period, as explained in the accounting policies below. Historical cost is generally based on fair value of the consideration given in exchange for goods and services.

There are no new or revised standards and interpretations that are relevant to the Group and have been adopted for the first time in the year that have had a significant impact on the financial statements.

Certain new accounting standards and interpretations have been published that are not mandatory for 31 December 2022 reporting periods and have not been early adopted by the Group:

•	IFRS 17 Insurance Contracts – amendments to IFRS 17

•	Classification of Liabilities as Current or Non-current – amendments to IAS 1

•	Disclosure of Accounting Policies – amendments to IAS 1

•	Deferred Tax related to Assets and Liabilities arising from a Single Transaction – amendments to IAS 12

•	Definition of Accounting Estimates – amendments to IAS 8

•	Lease Liability in a Sale and Leaseback – amendments to IFRS 16 and

•	Non-current Liabilities with Covenants – amendments to IAS 1

The accounting policies set out below have been applied in these consolidated financial statements.

(b) Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company (its subsidiaries) made up to 31 December each year. Control is achieved when the Company:

•	has the power over the investee;

•	is exposed, or has rights, to variable returns from its involvement with the investee; and

•	has the ability to use its power to affect its returns.

The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Specifically, the results of subsidiaries acquired or disposed of during the year are included in profit or loss from the date the Company gains control until the date when the Company ceases to control the subsidiary.

Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with the Group’s accounting policies.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between the members of the Group are eliminated on consolidation.

When the Group loses control of a subsidiary, the gain or loss on disposal recognised in profit or loss is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest; and (ii) the previous carrying amount of the assets (including goodwill), less liabilities of the subsidiary and any non-controlling interests. All amounts previously recognised in other comprehensive income in relation to that subsidiary, including foreign exchange differences on translation, are accounted for as if the Group had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as required/ permitted by applicable IFRS Standards).

(c) Revenue

Consultancy

The Group delivers consultancy services to our clients on a time and materials or fixed fee basis. In both cases, revenue is recognised over the life of the project, as the services are performed The Group delivers services that have no alternative use to us (advice to clients, which may take the form of reports, designs, etc.) as the services are specifically tailored to each client’s projects and circumstances. The Group has a right to payment for work performed to date.

Time and materials projects typically have a single performance obligation to provide a variable amount of consultant hours to the customer at agreed rates. Revenue is recognised on an output method based on the number of hours worked at each rate plus the recharge of any out-of-pocket expenses incurred.

Fixed fee projects have a single or series of performance obligations which are satisfied over time. For each distinct performance obligation, revenue is recognised using an input method based on total costs incurred to date as a percentage of total estimated costs to complete the project or performance obligation.

Revenue and the associated margin are therefore recognised progressively as costs are incurred and the estimated costs to complete are updated regularly to take account of any risks. An anticipated loss on a performance obligation is recognised immediately when it becomes probable that the total estimated costs to complete will exceed the transaction price allocation to that performance obligation.

Software

The Group sells licences for access to software and applications. The software may be customised by RPS for each client, and where we sell customised software, we recognise revenue over the period of customisation. Access to applications is provided for a period and revenue is recognised evenly over that period.

Training

The Group provides classroom, field-based and online training services to clients, either on a course-by-course basis or through a program specifying the numbers of training days available to the client. Revenue is recognised as the courses are delivered to the clients.

Equipment

From time to time, the Group sells pieces of equipment to clients. In these cases, revenue is recognised when control of the asset passes to the customer and we have no remaining rights over the asset. The Group may also use its own equipment to collect data on behalf of clients or as part of larger projects. Revenue is recognised as data is collected or the service is performed using day rates agreed with clients.

Laboratory testing

The Group provides laboratory testing services and the revenue generated is recognised as samples are tested.

Agency agreements

The Group enters into certain agreements with clients where it manages client expenditure as an agent. It is obliged to purchase third party services and recharges those costs, plus a management fee, to the client.

In these cases, only the management fee is recognised as revenue as it becomes due to the Group. Trade receivables, trade payables and cash related to these transactions are included in the consolidated balance sheet.

Payment terms

For all revenue types, payment is typically due between 30 and 60 days after the invoice date, depending on the service, the client and the territory in which the Group is operating.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

Contract assets and liabilities

Contract assets are booked when the amount of revenue recognised on a contract exceeds the amount invoiced. Upon invoicing, the contract asset is reclassified to trade receivables. Where the amount invoiced exceeds the amount of revenue recognised, the difference is booked in contract liabilities.

Financing components

The Group does not expect to have any contracts where the period between the transfer of the promised goods or services to the customer and the payment by the customer exceeds one year. Consequently, the Group does not adjust any of the transaction prices for the time value of money.

(d) Deferred consideration

Deferred consideration arises when settlement of all or part of the cost of a business combination falls due after the date the acquisition was completed.

Deferred consideration is stated at fair value and has been treated as part of the cost of investment. At each balance sheet date, deferred consideration comprises the fair value of the remaining deferred consideration valued at acquisition.

(e) Intangible assets

i. Goodwill

All business combinations are accounted for by applying the purchase method. Goodwill has been recognised on acquisitions of subsidiaries and the business, assets and liabilities of partnerships. Goodwill represents the difference between the cost of the acquisition and the fair value of the net assets acquired.

Goodwill is stated at cost less any accumulated impairment losses and is not amortised as it has an indefinite life. Goodwill is allocated to groups of cash-generating units (CGUs) and is tested at least annually for impairment and more frequently if there is an indication that a CGU group is impaired.

ii. Other intangible assets

Intangible assets other than goodwill that are acquired by the Group and internally generated software are stated at cost less accumulated amortisation and impairment losses. Where assets are:

•	under construction, these are reviewed at the balance sheet date to determine whether there is an impairment.

•	Intangible assets identified in a business combination are capitalised at fair value at the date of acquisition if they are separable from the acquired entity or give rise to other contractual or legal rights. The fair values ascribed to such intangibles are arrived at by using appropriate valuation techniques.

•	Expenditure on internally generated goodwill and brands is recognised in the income statement as an expense as incurred.

•	Internally generated software costs may be capitalised the Group expects to generate future economic benefits from the software and the cost can be measured reliably. Internally generated software assets are only recognised if the criteria noted in IAS 38 are met.

iii. Amortisation

Amortisation is charged to profit or loss in proportion to the timing of the benefits derived from the related asset from the date that the intangible assets are available for use over their estimated useful lives unless such lives are indefinite.

The Group’s intangible assets are amortised on a straight-line basis over their expected useful lives:

Customer relationships	5 to 10 years
Trade names	1 to 5 years
Order backlog	1 to 6 years
Acquired software	4 to 8 years
Internally generated software	10 years
Intellectual property rights	4 years

(f) Impairment of non-financial assets

The carrying amounts of the Group’s non-financial assets, other than deferred tax assets, are reviewed at each balance sheet date to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated.

For goodwill, the recoverable amount is estimated at each annual balance sheet date and more frequently if indicators of impairment exist.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

The recoverable amount is the greater of the net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

An impairment loss is recognised whenever the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. Impairment losses are recognised in the income statement unless the asset is recorded at a revalued amount, in which case it is treated as a revaluation decrease to the extent that a surplus has previously been recorded.

Impairment losses recognised in respect of cash-generating units are allocated first to reduce the carrying value of goodwill allocated to the cash-generating unit and then to reduce the carrying amount of the other assets in the unit on a pro-rata basis.

(g) Critical judgements

In the course of preparing the financial statements, no significant judgements have been made in the process of applying the Group’s accounting policies that have had a significant effect on the amounts recognised in the financial statements.

(h) Sources of estimation uncertainty

In applying the Group’s accounting policies, various transactions and balances are valued using estimates or assumptions. Should these estimates or assumptions prove incorrect, there may be an impact on the following year’s financial statements. There were no sources of material estimation uncertainty at the end of 2022.

2. OTHER ACCOUNTING POLICIES

(a) Foreign currency

i. Foreign currency transactions

Transactions in foreign currency are translated at the foreign exchange rate ruling at the date of the transaction.

Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to pounds sterling at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognised in the income statement.

ii. Financial statements of foreign operations

The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on consolidation, are translated to pounds sterling at the exchange rate ruling at the balance sheet date. The revenues and expenses of foreign operations are translated to pounds sterling at rates approximating the foreign exchange rates ruling at the dates of the transactions.

Foreign exchange differences arising on retranslation are recognised in the translation reserve.

iii. Foreign currency forward contracts

Foreign currency forward contracts are initially recognised at nil value, being priced-at-the-money at origination. Subsequently, they are measured at fair value (determined by level 2 inputs: price changes in the underlying forward rate, the interest rate, the time to expiration of the contract and the amount of foreign currency specified in the contract). Changes in fair value are recognised in the income statement as they arise.

(b) Property, plant and equipment

i. Owned assets

Items of property, plant and equipment are stated at cost less accumulated depreciation (see below) and impairment losses (see accounting policy 1 (f) above).

ii. Subsequent costs

The Group recognises in the carrying amount of an item of property, plant and equipment the cost of replacing part of such an item when that cost is incurred if it is probable that the future economic benefits embodied within the item will flow to the Group and the cost of the item can be measured reliably. All other costs are recognised in the income statement as incurred.

iii. Depreciation

Depreciation is charged to income on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment. The estimated useful lives are as follows:

Freehold buildings	50 years
Alterations to leasehold premises	Life of lease
Motor vehicles	4 years
Fixtures, fittings, IT and equipment	3 to 10 years

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

(c) Leases

The Group assesses whether a contract is, or contains, a lease and recognises a right-of-use asset and a corresponding liability at the date at which the leased asset is available for use by the Group.

i. Right-of-use assets

Right-of-use assets are measured at cost comprising the following:

•	the amount of the initial measurement of the lease liability;

•	any lease payments made at or before the commencement date less any lease incentives received;

•	any initial direct costs; and

•	any restoration costs.

The right-of-use asset is depreciated on a straight-line basis from the commencement date to the earlier of the useful life and the end of the lease term. In addition, the right-of-use asset may be periodically reduced by impairment losses and adjusted for certain remeasurements such as exercising a break or an extension option.

ii. Lease liabilities

Lease liabilities are measured at the net present value of the following lease payments:

•	fixed payments less any incentives receivable;

•	variable lease payments based on an index or rate; and

•	payments of penalties for terminating the lease, if the lease term reflects the lessee exercising that option.

Extension and termination options are included in many property leases across the Group to maximise operational flexibility and these options tend to be only exercisable by the Group and not the lessor. In determining the lease term, the Group considers the facts and circumstances that incentivise the Group to exercise an extension or termination option. Extension options are included to the extent they are reasonably certain to be exercised. Likewise, the period after a termination option is only excluded from a lease if the option to terminate is reasonably certain to be exercised.

The lease payments are discounted using the incremental borrowing rate in all cases, as the interest rate implicit in the Group’s leases cannot be determined. The lease liability is remeasured when there is a change in future lease payments arising from a change in index or rate, or if the Group changes its assessment of whether it will exercise an extension or termination option. A corresponding adjustment is made to the carrying amount of the right- of-use asset.

iii. Short-term leases and low value assets

Payments associated with short-term leases and leases of low value assets are recognised as an expense in the income statement on a straight-line basis over the lease term and in net cash from operating activities in the cash flow statement. Short-term leases are leases with a term of 12 months or less. Low value assets generally include small pieces of office equipment such as coffee machines and photocopiers where the total rentals payable are less than £4,000.

(d) Trade and other receivables

Trade and other receivables are recognised initially at their transaction price as defined by IFRS 15 and subsequently measured at amortised cost less expected credit losses. Trade and other receivables are subject to impairment tests whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Impairment losses are taken to the income statement as incurred.

Financial assets

The Group’s financial assets consist of trade receivables, contract assets and cash. These assets are measured at amortised cost as the Group’s business model for managing these assets is to hold them until realisation of the asset as cash.

Impairment of financial assets

For trade receivables and contract assets, the Group applies the simplified approach permitted by IFRS 9 which requires expected lifetime losses to be recognised from initial recognition of the receivables.

To measure the expected credit losses, trade receivables and contract assets have been grouped based on shared credit risk characteristics relating to the markets we operate in. The Group’s history of such losses is not material, even during significant downturns, including the COVID-19 pandemic.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

(e) Cash and cash equivalents

Cash at bank comprises cash balances and call deposits with an original maturity of three months or less. Bank overdrafts that are repayable on demand and form an integral part of the Group’s cash management are included as a component of cash and cash equivalents for the purposes of the consolidated cash flow statement.

(f) Employee benefits

i. Defined contribution plans

Obligations for contributions to defined contribution retirement benefit plans are recognised as an expense in the income statement as incurred.

ii. Defined benefit plans

The cost of providing benefits is determined using the projected unit credit method, with actuarial valuations being carried out at the end of each reporting period. Remeasurement gains and losses are recognised immediately in the balance sheet with a charge or credit to the statement of comprehensive income in the period in which they occur. These remeasurement gains and losses are not recycled to the income statement. Defined benefit costs are split into three categories:

•	current service cost, past service cost and gains and losses on curtailments and settlements (recognised in administrative expenses);

•	net interest expense or income (recognised in finance costs); and

•	remeasurement (recognised in other comprehensive income).

The retirement benefit obligation recognised in the consolidated balance sheet represents the deficit in the Group’s defined benefit scheme.

iii. Share-based payments

The Group operates share-based payment arrangements with employees for shares in R P S Group Limited.

The Share Incentive Plan (SIP) is an all-employee share plan which operates in the UK, Ireland, Australia, Canada, Netherlands, Norway and USA. Employees purchase partnership shares on a monthly or annual basis using deductions from salary and the Group matches this by awarding matching shares. These matching shares are awarded at no cost to the employee and are released to the employee subject to continuity of employment provision after three years.

The Performance Share Plan (PSP) is a discretionary share incentive arrangement for certain senior employees of R P S Group Limited. The awards are granted over a fixed number of shares at no cost to the employees. At the end of the three year holding period the award will vest subject to continuity of employment conditions.

The Executive Long Term Incentive Plan (ELTIP) is a discretionary share incentive arrangement for R P S Group Limited’s senior executives. The awards are granted over a fixed number of shares at no cost to the employees. At the end of the three year holding period the award will vest subject to the achievement of the performance measures outlined in the Remuneration Report. There is then a two year holding period for awards that have vested.

The Short Term Annual Bonus Plan (STABP) is an incentive scheme for R P S Group Limited’s senior employees based on the achievement of a range of financial and non-financial targets over a one year period. 50% of the bonus award is paid in cash and 50% is deferred into shares which are subject to a three year holding period. There are no further performance conditions applicable to the deferred shares.

The fair value of equity-settled awards for share-based payments is determined at grant and expensed straight-line over the period from grant to the date of earliest unconditional exercise.

The Group calculates the fair market value of options using a binomial model and for whole share awards the fair value is based on the market value of the shares at the date of grant adjusted to take into account some of the terms and conditions upon which the shares are granted.

Those fair values are charged to the income statement over the relevant vesting period adjusted to reflect actual and expected vesting levels.

iv. Accrued holiday pay

Provision is made at each balance sheet date for holidays accrued but not taken, to the extent that they may be carried forward, calculated at the salary of the relevant employee at that date.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

(g) Provisions

A provision is recognised in the balance sheet when the Group has a present legal or constructive obligation as a result of a past event and it is probable that an outflow of economic benefits will be required to settle the obligation. If the effect is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, when appropriate, the risks specific to the liability.

A provision for onerous contracts is recognised when the expected benefits to be derived by the Group from a contract are lower than the unavoidable cost of meeting its obligations under the contract.

(h) Trade and other payables

Trade and other payables are stated at cost. Trade payables due within one year are not discounted.

Financial liabilities

The Group’s financial liabilities consist of trade and other payables, contract liabilities and borrowings and are measured at amortised cost.

(i) Borrowings

Bank overdrafts and interest bearing loans are initially measured at fair value and then subsequently measured at amortised cost using the effective interest rate method.

(j) Reserves

The description and purpose of the Group’s reserves are as follows:

Share premium

Premium on shares issued in excess of nominal value, other than on shares issued in respect of acquisitions when merger relief is taken.

Merger reserve

Premium on shares issued in respect of acquisitions when merger relief is taken.

Employee trust

Own shares held by the SIP and Employee Benefit trusts. When the shares are released to staff, the related entry to the employee trust reserve is reversed to retained earnings.

Translation reserve

Cumulative gains and losses arising on retranslating the net assets of overseas operations into sterling.

Retained earnings

Cumulative net gains and losses recognised in the consolidated statement of comprehensive income and consolidated statement of changes in equity.

(k) Income tax

Income tax on the income for the years presented comprises current and deferred tax. It is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. Income tax is recognised in the income statement except to the extent that it relates to items recognised in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates and rules enacted or substantially enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years. Deferred tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred tax asset is realised or the deferred tax liability is settled. Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: goodwill not deductible for tax purposes, the initial recognition of assets or liabilities that affect neither accounting nor taxable profit and the differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

The Group’s policy is to comply with all enacted laws in the relevant jurisdictions in which the Group prepares its tax returns. However, tax legislation, especially as it applies to corporate taxes, is not always prescriptive and more than one interpretation of the law may be possible. In addition, tax returns in many jurisdictions are filed in arrears a year or more after the end of the accounting period to which they relate. The tax authorities often have a significant period in which to enquire into these returns after their submission. As a result, differences in view, or errors in returns, may not come to light until some time after the initial estimate of tax due is determined. This necessarily leads to a position of uncertain tax positions.

Where the Group is aware of significant areas where the law is unclear and where this has been relied upon in a filing position of a tax return, or, in an area where different outcomes and interpretations are possible and may lead to a different result, the Group provides for the uncertain tax position. A provision is made when, based on the available evidence, the Group considers that it is probable that further amounts will be payable, or a recoverable tax position will be reduced, and the adjustment can be reliably estimated. The Group calculates the uncertain tax position using a single best estimate of the most likely outcome on a case-by-case basis.

(l) Dividends

Dividends are recognised when they become legally payable. In the case of interim dividends to equity shareholders, this is when they are paid. In the case of final dividends, this is when approved by the shareholders at the Annual General Meeting.

(m) Share Scheme Trusts

The Company administers its share plans through two Trusts – the Employee Benefit Trust (EBT) and the SIP Trust. The SIP Trust is used for the HMRC-approved Share Incentive Plan and the EBT as used for all other plans. As the Company is deemed to have control of its share trusts, they are treated as subsidiaries and consolidated for the purpose of the Group accounts. The Trusts’ assets (other than investments in the Company’s shares), liabilities, income and expenses are included on a line-by-line basis in the Group financial statements. The Trusts’ investments in the Company’s shares are deducted from shareholders’ funds in the Group balance sheet as if they were treasury shares.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

3. OPERATING SEGMENTS

Operating segment information is presented in the financial statements in respect of the Group’s operating segments, as reported to the Chief Operating Decision Maker (CODM), who is the Group’s Board of Directors. The operating segment reporting format reflects the Group’s management and internal reporting structure.

Inter-segment pricing is determined on an arm’s length basis. Segment results include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. The operating segments of the Group are as follows:

•	Energy

•	Consulting – UK and Ireland

•	Services – UK and Netherlands

•	Norway

•	North America

•	Australia Asia Pacific

The operating segments are primarily based on geography, except for Energy which is a global business, and our UK businesses where value add consulting services are separated from volume driven compliance services. The principal factors employed in the identification of the six operating segments reflected in this note include:

•	the Group’s organisation structure in 2022

•	the nature of the reporting lines to the CODM

•	the degree of homogeneity of services within each of the segments from which revenue is derived.

For all operating segments, revenue is primarily derived from consulting services provided to customers.

Segment revenue

The Group disaggregates revenue into fee revenue and passthrough costs. Fee revenue is revenue from activity where RPS adds value. Specifically, this is the revenue from the Group’s resource pool, that consists of its employees and associates, equipment, and software, plus profit on passthrough costs. Passthrough costs represent costs incurred when delivering projects that are not directly related to the Group’s resource pool. Such costs are recovered from clients and examples include the cost of subcontractors, travel, accommodation, and subsistence. This provides insight into the performance of the business and our productive output. A reconciliation between revenue, fee revenue and passthrough costs is given below.

Segment profit

Segment profit is presented in our segmental disclosures. Segment profit is measured as revenue less cost of sales and administrative expenses and it excludes the effects of financing and other unallocated expenses which are outside of the control of segment management. This reflects the underlying trading of the business. A reconciliation between segment profit and profit before tax is given below.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

Segment results for the year ended 31 December 2022:

£m	External revenue	Intersegment revenue	Passthrough costs	Fee Revenue	Segment profit
Energy	119.7	1.5	(26.6)	94.6	7.0
Consulting – UK and Ireland	162.2	3.5	(34.5)	131.2	13.1
Services – UK and Netherlands	100.3	3.3	(11.0)	92.6	8.6
Norway	78.7	0.1	(2.9)	75.9	6.7
North America	47.9	0.4	(8.9)	39.4	4.2
Australia Asia Pacific	161.8	0.5	(36.1)	126.2	13.8
Group eliminations	–	(9.3)	9.3	–	–
Total	670.6	–	(110.7)	559.9	53.4

Revenue reconciliation

£m	Year ended 31 December 2022
Fee revenue operating segments	559.9
Plus: passthrough costs	110.7
Revenue	670.6

Segment profit reconciliation

£m	Year ended 31 December 2022
Segment profit	53.4
Less: unallocated expenses	(38.6)
Operating profit	14.8
Net finance costs	(5.0)
Profit before tax	9.8

Unallocated expenses

Certain central costs are not allocated to the operating segments because they predominantly relate to the stewardship of the Group. They include the costs of the Group’s Board of Directors and the Group finance and marketing functions and related IT costs as well as amortisation of acquired intangibles, acquisition related costs, legal fees, penalties and fines and ERP implementation costs (see note 5).

Segment assets and related depreciation and amortisation

	Carrying amount of segment assets	Segment depreciation and amortisation
£m	As at 31 December 2022	Year ended 31 December 2022
Energy	88.7	2.8
Consulting – UK and Ireland	159.9	3.8
Services – UK and Netherlands	111.0	4.5
Norway	53.5	1.9
North America	55.7	2.2
Australia Asia Pacific	126.4	4.3
Unallocated	48.1	1.6
Group total	643.3	21.1

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

The table below shows revenue to external customers based upon the country in which the revenue was recognised:

£m	Year ended 31 December 2022
UK	241.8
Australia	176.1
USA	88.8
Norway	78.7
Netherlands	39.1
Ireland	32.4
Canada	10.8
Other	2.9
Total	670.6

Carrying amount of non- current assets
£m	As at 31 December 2022
UK	179.6
Australia	102.6
USA	36.3
Ireland	43.8
Norway	34.0
Canada	13.5
Netherlands	24.4
Total	434.2

4. REVENUE

Disaggregation of revenue

The Group segmental information disclosed in note 3 best depicts how the nature, timing, amount and uncertainty associated with our revenues and cash flows are affected by economic factors. Operating segments are structured along geographical and market lines, and risks are broadly consistent within the operating segments as a result.

Unsatisfied performance obligations

The transaction price allocated to partially satisfied or unsatisfied performance obligations at the balance sheet date are set out below. These obligations equate to the non-cancellable contracted work which the Group has on hand at the year end.

£m	As at 31 December 2022
To be undertaken and recognised within one year	357.6
To be undertaken and recognised between one and two years	65.7
To be undertaken and recognised after two years	54.2
477.5

These obligations will be recognised as revenue over time.

The impact on revenue of projects where work was undertaken in 2021 but related revenue recognised in 2022 was immaterial.

The revenue recognised in the year that was included in contract liabilities at the previous year end was £31.5 million.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

5. OPERATING PROFIT

Operating profit is stated after charging/(crediting):

£m	Year ended 31 December 2022
Staff costs (note 7)	346.7
Depreciation of property, plant and equipment	8.1
Depreciation of right-of-use assets	9.1
Amortisation of internally generated software	0.9
Profit on disposal of property, plant and equipment and right-of-use assets	(1.4)
Loss allowance on trade receivables and contract assets (note 14)	1.5
Short-term and low value lease rentals	0.2
Net foreign exchange differences	0.1
Amortisation of acquired intangibles	3.0
Legal fees (US government contract admin)	11.6
Provision for penalties and fines	5.0
Transaction costs	5.3
ERP implementation costs	2.8

Legal fees of £11.6 million were incurred investigating potential issues regarding the administration of US government contracts and/or projects, and the investigation is ongoing. A provision of £5.0 million has been recognised in respect of potential penalties and fines that the Group may suffer related to this matter.

Transaction costs of £5.3 million relate to legal and advisor fees supporting the acquisition of the RPS Group by Tetra Tech UK Holdings Limited that completed in January 2023 (note 28).

ERP costs of £2.8 million were incurred on change management and data migration for the ongoing rollout of the ERP as well as legal fees in respect of resolving issues with our former implementation partner surrounding the 2019 go live.

6. NET FINANCING COSTS

£m	Year ended 31 December 2022
Finance costs:
Interest and charges on loans and overdraft	(3.3)
Interest on lease liabilities	(1.2)
Amortisation of prepaid financing costs	(0.6)
(5.1)
Finance income:
Deposit interest receivable	0.1
Net financing costs	(5.0)

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

7. EMPLOYEE BENEFIT EXPENSE

£m	Year ended 31 December 2022
Wages and salaries	296.7
Social security costs	29.4
Pension costs – defined contribution plans	17.1
Pension costs – defined benefit plans	0.1
Share-based payment expense – equity-settled	3.4
346.7

8. INCOME TAXES

Analysis of tax expense in the consolidated income statement for the year:

£m	Year ended 31 December 2022
Current tax:
UK corporation tax	0.7
Overseas tax	9.4
Adjustments in respect of prior years	0.3
10.4
Deferred tax:
Origination and reversal of temporary differences	(3.8)
Effect of change in tax rate	(0.2)
Adjustments in respect of prior years	(1.0)
(5.0)
Total tax charge for the year	5.4

In addition to the amount credited to the consolidated income statement, the following items related to tax have been recognised:
Deferred tax credit in other comprehensive income	(1.8)

The effective tax rate for the year on profit before tax was 55.1% (2021: 52.4%).

The Group operates in and is subject to income tax in many jurisdictions. The weighted average tax rate is derived by weighting the rates in those jurisdictions by the profits before tax earned there. It is sensitive to the statutory tax rates that apply in each jurisdiction and the geographic mix of profits. The statutory tax rates in our main jurisdictions were UK 19.0% (2021: 19.0%), US 21.0% (2021: 21.0%) and Australia 30.0% (2021: 30.0%) and the weighted average tax rate reduced to 21.2% in 2022 (2021: 29.2%).

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

The actual tax charge differs from the weighted average charge for the reasons set out in the following reconciliation:

£m	Year ended 31 December 2022
Profit before tax	9.8
Tax at the weighted average rate of 21.2% (2021: 29.2%)	2.1
Effect of:
Irrecoverable withholding tax suffered	0.7
Effect of change in tax rates	(0.2)
Adjustments in respect of prior years	(0.7)
Expenses not deductible	1.5
Non-deductible transaction costs	0.9
Other differences	1.1
Total tax expense for the year	5.4

The Group operates, mainly through our gas and oil exposed businesses, in jurisdictions that impose withholding taxes on revenue earned in those jurisdictions. This tax may be offset against domestic corporation tax either in the current year or in the future within certain time limits. To the extent that full recovery is not achieved in the current year or is not considered possible in future years, the withholding tax is charged to the income statement.

Enacted changes in the tax rate impact the carrying value of deferred tax balances, principally those related to the amortisation of intangible assets. The UK corporation tax rate is increasing to 25% on 1 April 2023, the impact of this is included in the deferred tax balances that are not expected to unwind before that date.

Adjustments in respect of prior years arise when amounts of tax due calculated when tax returns are submitted differ from those estimated at the year end. In 2022 the credit relates to adjustments in respect of 2021 filed tax returns and recognition of losses in Canada.

Other differences include expenses not deductible for tax purposes such as entertaining, share scheme charges, depreciation of property, plant and equipment which do not qualify for capital allowances and transaction-related costs. They also include items that are deductible for tax purposes, such as goodwill and other asset amortisation, but are not included in the income statement.

9. EARNINGS PER SHARE

The calculations of basic and diluted earnings per share were based on the profit attributable to ordinary shareholders and a weighted average number of ordinary shares outstanding during the related period as shown in the table below:

£m	Year ended 31 December 2022
Profit attributable to equity holders of the parent (£m)	4.4
Weighted average number of ordinary shares for the purposes of basic earnings per share (000)	273,781
Effect of employee share schemes (000)	5,529
Weighted average number of ordinary shares for the purposes of diluted earnings per share (000)	279,310
Basic earnings per share (pence)	1.61
Diluted earnings per share (pence)	1.58

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

10. INTANGIBLE ASSETS

£m	Intellectual property rights	Customer relationships	Order backlog	Trade names	Non-compete agreements	Acquired software	Internally generated software	Goodwill	Total
Cost:
At 1 January 2022	3.5	131.2	19.6	9.1	0.6	3.2	13.9	422.2	603.3
Additions	–	–	–	–	–	–	2.3	–	2.3
Exchange differences	–	5.2	1.1	0.4	–	0.2	–	12.3	19.2
At 31 December 2022	3.5	136.4	20.7	9.5	0.6	3.4	16.2	434.5	624.8

Aggregate amortisation and impairment losses:

At 1 January 2022	3.5	124.8	19.6	9.1	0.6	3.2	4.2	97.5	262.5
Amortisation	–	3.0	–	–	–	–	0.9	–	3.9
Exchange differences	–	5.0	1.1	0.4	–	0.2	–	2.6	9.3
At 31 December 2022	3.5	132.8	20.7	9.5	0.6	3.4	5.1	100.1	275.7

Net book value at 31 December 2022	–	3.6	–	–	–	–	11.1	334.4	349.1

Customer relationships relate to assets acquired in business combinations and have remaining useful lives of 1-7 years.

Goodwill

The Group tests annually for impairment or when there are any impairment triggers.

The determination of whether or not goodwill is impaired requires an estimate to be made of the value in use of the CGU groups to which goodwill has been allocated. Those value in use calculations include estimates about the future financial performance of the CGUs based on budgets and forecasts, medium-term and long-term growth rates, discount rates and the markets in which the business operates. The cash flow projections in the first five financial years reflect management’s expectations of the medium-term operating performance of the CGU and the growth prospects in the CGU’s market. Thereafter, a perpetuity is applied.

The Group has considered the impact of climate change as part of its projections. As a people business, the impact on the valuation of our assets is limited and the Group is not involved in many activities and client projects that may be affected detrimentally by climate change. The Group sees significant opportunity across the business from the impact of climate change, specifically around renewables, sustainability and the effect of increasing regulation on our clients.

Key assumptions

The key assumptions in the value in use calculations are the discount rates applied, the growth rates and margins assumed over the forecast period.

Discount rate applied

The discount rate applied to a CGU represents a pre-tax rate that reflects the market assessment of the time value of money at the end of the reporting period and the risks specific to the CGU. The Group bases its estimate for the pre-tax discount rate on its weighted average cost of capital (WACC). The inputs to this calculation are a combination of market, industry and company-specific data.

31 December 2022
Consulting (UK and Ireland)	12.4%
Services (UK)	13.2%
Services (Netherlands)	14.1%
Norway	12.4%
North America	12.6%
Australia Asia Pacific	14.1%
Energy	13.2%

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

Growth rates

The growth rates applied reflect management’s judgement regarding the potential future performance of the business. The medium term comprises the years 2024 to 2027 and the growth rates in the earlier years in this period are as per the Group’s strategic budgeting and planning cycle. These plans generally reflect the length of longer-term contracts that the Group enters into in some areas of the business.

The long-term growth rate applied to the perpetuity calculations was between 2.0% and 2.5% per annum. These rates reflect the average long-term growth rates of the economies in which the CGUs are based and our assessment of the longer term prospects of the businesses.

Long-term growth rates	31 December 2022
Consulting (UK and Ireland)	2.1% – 2.5%
Services (UK)	2.1%
Services (Netherlands)	2.0%
Norway	2.3%
North America	2.3%
Australia Asia Pacific	2.5%
Energy	2.1% – 2.5%

Summary of results

There were no indicators of impairment and no further impairments were identified in the modelling performed.

Sensitivity of results to changes in estimates

The valuation of goodwill allocated to CGU groups is most sensitive to the achievement of the 2023 budget, the medium-term growth rates assumed for the following four years and the discount rate. Whilst we are able to manage staff costs, direct costs and overheads, the revenue projections are inherently uncertain due to the short-term nature of our order books in some areas of the business and the current economic environment risks.

Consequently, further underperformance against the budget and medium-term growth rates is possible, which could lead to an additional reduction in the carrying value of the CGUs. It is also reasonably possible that the budget and growth rates are exceeded if market conditions allow.

Our modelling considers the reasonably possible impact on our budgets of potential climate change upside and downside and a general worsening of economic conditions. The directors believe there to be no reasonable changes in estimates on the achievement of the 2023 budget and the discount rate applied that would result in a material adjustment to the carrying amounts of goodwill as at 31 December 2022.

Goodwill acquired in a business combination is allocated at acquisition to the Groups of CGUs that are expected to benefit from that business combination. The carrying amount of goodwill has been allocated as follows:

£m	As at 31 December 2022
Energy	36.5
Consulting (UK and Ireland)	96.2
Services (UK)	50.1
Services (Netherlands)	10.1
Norway	30.5
North America	35.7
Australia Asia Pacific	75.3
334.4

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

11. PROPERTY, PLANT AND EQUIPMENT

£m	Freehold land and buildings	Alterations to leasehold premises	Motor vehicles	Fixtures, fittings, IT and equipment	Total
Cost:
At 1 January 2022	10.3	7.2	2.3	76.5	96.3
Additions	1.5	2.8	0.4	11.1	15.8
Disposals	(1.1)	(0.7)	(0.5)	(7.2)	(9.5)
Exchange differences	0.6	0.4	0.1	2.5	3.6
At 31 December 2022	11.3	9.7	2.3	82.9	106.2

Depreciation:
At 1 January 2022	5.3	5.0	1.9	57.0	69.2
Charge for the year	0.2	0.7	0.3	6.9	8.1
Disposals	(0.5)	(0.7)	(0.5)	(7.1)	(8.8)
Exchange differences	0.3	0.2	0.1	1.6	2.2
At 31 December 2022	5.3	5.2	1.8	58.4	70.7

Net book value at 31 December 2022	6.0	4.5	0.5	24.5	35.5

12. LEASES

£m	Properties	Vehicles	Office equipment	Total
i. Right-of-use assets
At 1 January 2022	24.5	4.3	0.1	28.9
Additions	6.3	2.6	–	8.9
Depreciation	(6.8)	(2.3)	–	(9.1)
Remeasurements[1]	(1.3)	0.3	–	(1.0)
Derecognition	(0.3)	(0.1)	–	(0.4)
Exchange differences	1.0	0.1	–	1.1
At 31 December 2022	23.4	4.9	0.1	28.4

1 Remeasurements relate to the reassessment of lease terms for the likely exercise of break options.

£m	As at 31 December 2022
ii. Lease liabilities
The maturity profile of the Group’s lease liabilities based on contractual undiscounted cash flows
Year 1	11.5
Year 2	9.5
Year 3	6.1
Year 4	4.1
Year 5	2.5
More than five years	3.4
Total undiscounted lease liabilities	37.1

Lease liabilities included in the balance sheet:
Current	10.4
Non-current	24.0
Total	34.4

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

£m	Year ended 31 December 2022
iii. Amounts recognised in profit or loss
Depreciation on right-of-use assets	9.1
Interest expense on lease liabilities	1.2
Expense relating to short-term leases	0.2

£m	Year ended 31 December 2022
iv. Amounts recognised in statement of cash flows
Total cash outflow for leases	11.1

13. SUBSIDIARIES

The Group consists of R P S Group Limited (the parent company incorporated in the UK) and its subsidiaries.

The principal activity of the majority of our trading subsidiaries is the provision of consulting services.

The following were the subsidiaries during the year. All subsidiaries are held 100% by R P S Group Limited.

Shares are held directly by R P S Group Limited except where marked by an asterisk where they are held by a subsidiary undertaking.

Registered office	Country of registration and operation		Registered office	Country of registration and operation
	Australia		4	Aquaterra UK Limited	*
1	ECL DM Pty Ltd	*	4	Basicshare Limited
1	ECL Drilling Management Pty Limited	*	4	Burks Green & Partners Limited	*
1	ECL Pty Ltd	*	4	Cambrian Consultants America Limited	*
1	Everything Infrastructure Consulting Pty Ltd	*	4	Cambrian Consultants Limited	*
1	Everything Infrastructure Group Pty Ltd	*	4	Clear Environmental Consultants Limited	*
1	Intelligent Infrastructure Pty Ltd	*	4	DBK Partners Limited	*
1	RPS APASA Pty Ltd	*	4	ECL Group Limited
1	RPS Advisory Services Pty Ltd	*	4	ECL Resources Management Limited	*
1	RPS Aquaterra Pty Ltd	*	4	ECL Technology Limited	*
1	RPS Australia East Pty Ltd	*	4	Emulous Group Limited
1	RPS Australia West Pty Ltd	*	4	Emulous Ltd
1	RPS Consultants Pty Ltd		4	Energy Innovations Limited	*
1	RPS ECOS Pty Ltd	*	4	Exploration Consultants Limited	*
1	RPS Energy Pty Ltd	*	4	Flow Control (Water Conservation) Limited
1	RPS Energy Services Pty Ltd	*	4	Geocon Group Services Limited
1	RPS Environment and Planning Pty Ltd	*	4	Geophysical Consultants Limited	*
1	RPS Harper Somers O’Sullivan Pty Ltd	*	4	Geophysical Safety Resources Limited	*
1	RPS Manidis Roberts Pty Ltd	*	4	Hydrosearch Associates Limited	*
1	RPS AAP Consulting Pty Ltd	*	4	Isochrone Holdings Limited	*
1	Rudall Blanchard Associates Pty Limited	*	4	Knowledge Reservoir (UK) Limited	*
1	Troy Ikoda Australasia Pty Ltd	*	4	Martindale Holdings Limited	*
1	Whelans Corporation Pty Limited	*	4	Nautilus (SEAA) Limited	*
1	Whelans Insites Pty Limited	*	4	Nautilus Limited	*
			4	Net Admin Limited	*
	Canada		4	Nigel Moor Associates plc	*
2	Canadian GaiaTech, B.C. ULC	*	4	Oil Experience Limited	*
3	RPS Canada Ltd	*	4	Paras Consulting Limited	*
3	RPS Energy Canada Ltd	*	4	Paras Limited
			4	Probabilistic Risk Assessments Limited
	England		4	Quad Engineering Limited	*
4	Aquaterra International Ltd	*	4	R W Gregory Limited	*

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

Registered office	Country of registration and operation		Registered office	Country of registration and operation
4	RPS Business Healthcare Limited	*		Malaysia
4	RPS Chapman Warren Limited	*	8	Cambrian Consultants Asia Sdn. Bhd	*
4	RPS Consultants Limited		9	RPS Consultants Sdn Bhd	*
4	RPS Consulting Services Limited
4	RPS Design Limited			Mexico
4	RPS Ecoscope Limited		10	Cambrian Consultants CC America, Inc S.de R.L. de C.V.	*
4	RPS Energy Consultants Limited	*
4	RPS Energy Global Limited			Mongolia
4	RPS Energy Limited		11	Aquaterra East Asia LLC	*
4	RPS Energy Services Limited
4	RPS Environmental Management Limited			Netherlands
4	RPS Group US Holdings Limited		12	RPS advies-en ingenieursbureau BV	*
4	RPS Finance AAP Limited		13	RPS Analyse BV	*
4	RPS Heritage Holdings Limited	*	12	RPS BV
4	RPS Heritage Limited	*	12	RPS Detachering BV	*
4	RPS Laboratories Limited
4	RPS Mountainheath Limited	*		New Zealand
4	RPS Occupational Health Limited	*	14	RPS Consultants NZ Limited	*
4	RPS Planning & Development Limited
4	RPS Timetrax Limited	*		Northern Ireland
4	RPS Trustees Limited		15	RPS Ireland Limited	*
4	RPS US Holdings Limited	*
4	RPS Utilities Limited			Norway
4	Rudall Blanchard Associates Group Limited	*	16	Knowledge Reservoir AS	*
4	Rudall Blanchard Associates Limited	*	16	Knowledge Reservoir Holding AS
4	Safety and Reliability Consultants Limited		17	Metier OEC AS	*
4	Scott Pickford Limited	*	17	RPS Group AS
4	Sherwood House Properties Limited	*
4	SRC (Consultants) Limited	*		Scotland
4	Town Planning Consultancy Limited		18	OceanFix International Limited	*
4	TPK Consulting Limited		19	Reservoir Imaging Limited	*
4	Troy Ikoda Limited	*	20	RPS Health in Business Limited	*
4	Troy-Ikoda Management Limited	*
4	Utility Technical Services Limited			Singapore
4	WTW & Associates Limited		21	RPS Advisory PTE Limited	*
4	X-IPEC Limited	*
				Sweden
	Germany		22	Metier AB	*
5	Metier Academy GmbH	*
				USA
	Gibraltar		23	Espey Consultants, Inc.	*
6	Geocon Asia Limited	*	23	GaiaTech Holdings, Inc	*
			23	Houston Geoscan Inc	*
	Ireland		23	Hydrosearch USA Inc	*
7	RPS Consulting Engineers Limited	*	23	Nautilus Holdings LLC
7	RPS Engineering Services Limited	*	23	RPS Infrastructure Inc	*
7	RPS Environmental Consultancy Limited		23	Knowledge Reservoir Group Inc	*
7	RPS Group Limited	*	23	RPS America Group Inc	*
7	RPS MMA Limited	*	23	RPS Americas Inc	*
7	RPS Planning & Environment Limited	*	23	RPS Group, Inc.	*
7	RPS Properties Limited	*

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

Registered Offices

1	Level 4, 520 Wickham Street, Fortitude Valley, Queensland 4006, Australia
2	1300-777 ST Dunsmuir Vancouver, British Columbia V7Y1K2 Canada
3	1200, 700 - 2nd Street SW, Calgary, Alberta, TP2 4V5, Canada
4	20 Western Avenue, Milton Park, Abingdon, Oxfordshire OX14 4SH
5	Gashaftsanschrift, Marketstrasse 4460388 Frankfurt am Main, Germany
6	Line Group Limited, 57/63 Line Wall Road, Gilbraltar
7	West Pier Business Campus, Old Dunleary Road, Dunlaoghaire, Co Dublin, Republic of Ireland
8	Level 11-2 Faber Imperial Court, Jalan Sultan Ismail 50250, Kuala Lumpur, Malaysia
9	2nd floor, 60, 62 & 64 Jalan SS 2/21, Damansara Jaya, 47400 Petaling Jaya, Selangor, Malaysia
10	Avenida Paseo de la Reforma No. 404, Pisa 6 - Despacho 602, CoL Juarez, Mexico City, Mexico, FED DISTR. 06600
11	701 San Business Centre, 8th Khoroo, Sukhbaatar, Ulaanbaatar, Mongolia
12	Elektronicaweg 2, 2628 XG Delft, The Netherlands
13	Minervum 7002, 4817, ZL Breda, The Netherlands
14	50 Customhouse Quay, Wellington Central, Wellington, 6011, New Zealand
15	Elmwood House, 74 Boucher Road, Belfast, BT12 6RZ
16	Welhavens Road 5, 4319 Sandines, Sandines, Norway
17	Hovfaret 10, 0275 Oslo, Norway
18	9 Queens Road, Aberdeen, AB15 4YL
19	Atholl Exchange, 1st Floor, 6 Canning Street, Edinburgh, EH3 8EG
20	Unit 1, Ratho Park, Station Road, Edinburgh, EH28 8QQ
21	100 Tras Street, #16-01, 100 AM, Singapore 079027
22	Gyllenstiernsgatan 12, 115 26, Stockholm, Sweden
23	20405 Tomball Parkway, Suite 200, Houston, Texas 77070, USA

14. TRADE AND OTHER RECEIVABLES

£m	As at 31 December 2022
Trade receivables	112.0
Contract assets	45.3
Prepayments	14.7
Other receivables	10.8
182.8

Trade receivables and contract assets net of loss allowance are shown below.

£m	As at 31 December 2022
Trade receivables	114.2
Loss allowance	(2.2)
Trade receivables net	112.0

£m	As at 31 December 2022
Contract assets	49.4
Loss allowance	(4.1)
Contract assets net	45.3

All amounts shown under trade and other receivables fall due within one year.

The carrying value of trade and other receivables is considered a reasonable approximation of fair value due to their short-term nature and the loss allowances recorded against them. The individually impaired balances mainly relate to items under discussion with customers.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

No interest is charged on overdue receivables. At the year end, the Group’s debtor days were 47.

The following table shows the movement in lifetime expected credit losses that have been recognised in accordance with the simplified approach set out in IFRS 9:

£m	Trade receivables	Contract assets	Total
At 1 January 2022	2.4	5.7	8.1
Income statement impact of movement on loss allowance	0.3	1.2	1.5
Amounts written off	(0.6)	(2.9)	(3.5)
Exchange differences	0.1	0.1	0.2
As at 31 December 2022	2.2	4.1	6.3

The carrying amounts of the Group’s trade and other receivables are denominated as follows:

£m	As at 31 December 2022
UK Pound Sterling	69.4
US Dollar	31.3
Euro	25.6
Australian Dollar	34.3
Canadian Dollar	8.1
Norwegian Krone	10.8
Malaysian Ringgit	2.9
Other	0.4
182.8

The maximum exposure to credit risk at the reporting date is £168.1 million. The concentration of credit risk is limited as the customer base is large and unrelated.

Other receivables includes the expected insurance recoveries related to warranties provisions (note 18).

15. TRADE AND OTHER PAYABLES

£m	As at 31 December 2022
Trade payables	36.0
Accruals	57.1
Contract liabilities	33.6
Creditors for taxation and social security	24.8
Other payables	3.0
154.5

All amounts shown under trade and other payables fall due for payment within one year. The carrying values of trade and other payables are considered to be a reasonable approximation of fair value due to the short-term nature of these liabilities.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

16. BORROWINGS

£m	As at 31 December 2022
Term loans	55.0
Unamortised transaction costs (arrangement fees)	(0.9)
Borrowings	54.1

£m	As at 31 December 2022
The term loans, loan notes and overdrafts are repayable as follows:
Amounts due for settlement within 12 months	–
Amount due between one and two years	–
In the third to fifth years inclusive	–
After more than five years	55.0
55.0

The principal features of the Group’s borrowings at the balance sheet date are as follows:

i.	An uncommitted £3.0 million bank overdraft facility, repayable on demand (undrawn at year end).

ii.	A multicurrency revolving credit facility (“RCF”) of £100.0 million with Lloyds Bank plc, HSBC UK Bank plc and National Westminster Bank plc, expiring in July 2024.

There were loans drawn totalling £nil at 31 December 2022.

iii.	In September 2021 the Group took out the following loans, all expiring in September 2028:

•	A £30.0 million 7 year fixed rate loan held with Legal and General Investment Management

•	A £12.5 million 7 year floating rate loan held with Aviva Investments

•	A £12.5 million 7 year fixed rate loan held with Aviva Investments

The key covenant tests for the revolving credit facility and the 7 year loans are: maximum leverage is 3.0x and minimum interest cover is 4.0x.

The revolving credit facility and loans are guaranteed by the Company and certain subsidiaries but no security over the Group’s assets exists.

The carrying amounts of borrowings approximate their fair values, as the impact of discounting is not significant.

The loan notes and RCF were cancelled on 2 February 2023. See note 28 for further information.

Liquidity risk

The Group has strong cash flow and the funds generated by operating companies are managed on a country basis. The Group also considers its long-term funding requirements as part of the annual business planning cycle.

The Group manages cash requirements on a territory-by-territory basis, with central funding provided by the Group drawing down on the RCF and remitting funds to subsidiaries as required. As cash is generated in country, surplus is remitted back to the Group to pay down debt. Cash requirements are managed using medium and long term cash forecasts which are submitted to Group on a weekly basis.

The Group’s businesses provide a good level of cash generation which helps fund future growth. The Group seeks to minimise borrowings by utilising cash generated by operations that is surplus to the immediate operating needs of the business and an objective is to maintain a minimum level of cash at bank.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

Loan liquidity risk profile (undiscounted):

£m	As at 31 December 2022
<1 year	3.3
1-2 years	2.9
>2 but <5 years	6.9
>5 years	56.7
69.8

The liquidity risk profile above shows the expected cashflows in respect of the Group’s loan facilities comprising payments of capital and interest assuming that the loan balance at year end remains constant until expiry of the facilities and foreign exchange rates remain constant at the rates existing at the year end.

17. DEFERRED CONSIDERATION

£m	As at 31 December 2022
Amount due between two and five years	0.1
Amount due after five years	0.3
0.4

Deferred consideration relates to payments due to vendors of acquired companies which are due to be made on future anniversaries of the acquisitions.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

18. PROVISIONS

Penalties and fines

The provision is in respect of potential penalties and fines in respect of the potential issues regarding the administration of government contracts and/or projects in the US which we expect to be utilised within one year.

Long service leave

The provision is in respect of long service leave entitlement available to certain staff employed in Australia.

Onerous contracts

The provision for onerous contracts relates to the running costs of vacant properties and other onerous contracts.

Warranty

This provision is in respect of contractual obligations and is expected to be utilised within one to two years.

Dilapidations

The dilapidations provision is in respect of reinstatement obligations related to leasehold properties and will be utilised within ten years.

£m	Penalties and fines	Long service leave	Onerous contracts	Warranty	Dilapidations	Total
As at 1 January 2022	–	4.9	2.9	16.1	2.6	26.5
Additional provision in the year	5.0	1.0	–	–	0.6	6.6
Utilised in year	–	(0.2)	(0.6)	(15.1)	(0.2)	(16.1)
Released	–	(0.6)	(1.2)	(0.1)	(0.7)	(2.6)
Exchange difference	–	0.2	–	–	0.1	0.3
As at 31 December 2022	5.0	5.3	1.1	0.9	2.4	14.7

£m	As at 31 December 2022
Due as follows:
Within one year	10.5
After more than one year	4.2
14.7

Claims from clients and suppliers may result in payments to the claimants by the Group and its insurers. Where an outflow is considered probable, the claim is fully provided for at the lower of the insurance excess or the expected outflow at the balance sheet date. Provisions against these claims are disclosed in warranty provisions in the table above. When the Group can assess the gross value of any settlement and the insurance recovery, these are both reflected in the balance sheet.

During the year, a warranty claim was settled for £14.9 million. The Group had recognised an insurance receivable of £15.0 million at the end of 2021. When the claim was settled the insurance receivable and provision were released.

The net warranty provision balance, after taking into account expected insurance recoveries included within other receivables, was £0.9 million.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

19. DEFERRED TAXATION

£m	Property, plant and equipment timing differences	Goodwill and intangible assets	Employment benefits	Share-based payments	Provisions and other timing differences	Losses	Total
At 1 January 2022	2.0	(9.3)	3.8	(0.1)	4.0	4.2	4.6
Credit/(charge) to income statement relating to current year	(0.6)	(0.2)	0.3	0.1	2.2	3.0	4.8
Credit/(charge) to income statement due to change in tax rates	–	–	–	–	–	0.2	0.2
Credit to equity	–	–	–	1.8	–	–	1.8
Exchange differences	(0.1)	0.1	0.3	–	0.1	–	0.4
At 31 December 2022	1.3	(9.4)	4.4	1.8	6.3	7.4	11.8

£m	As at 31 December 2022
Deferred tax assets	21.2
Deferred tax liabilities	(9.4)
11.8

The deferred tax assets recognised on losses relate to the UK, US and Canada. These losses are available to offset against future taxable profits and can be carried forward indefinitely. The other deferred tax assets recognised are timing differences on deductions available for tax purposes in future periods and as such there is no restriction on recoverability. The Group has not recognised deferred tax on losses of £2.1 million in Sweden.

No deferred tax liability is recognised on temporary differences of £3.4 million related to the unremitted earnings of overseas subsidiaries as the Group is able to control the timing of the reversal of these temporary differences and it is probable that they will not reverse in the foreseeable future. The amount of tax that would be payable on the unremitted earnings is £0.4 million.

Deferred tax assets and liabilities are offset where there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes relate to the same fiscal authority.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

20. SHARE CAPITAL

	2022
Issued and fully paid	Number	£m Share capital	£m Share premium
Ordinary shares of 3p each:
At 1 January	277,510,925	8.3	126.1
Issued under the SIP	–	–	–
Issued in respect of the PSP	–	–	–
Issued in respect of the ELTIP	–	–	–
At 31 December	277,510,925	8.3	126.1

Number	As at 31 December 2022
Ordinary shares held by the ESOP Trust	4,068,708
Ordinary shares held by the SIP Trust	8,559,408

The total number of issued and fully paid shares is inclusive of the shares held in the ESOP and SIP Trusts. These shares are deducted from equity through the EBT reserve. The ESOP Trust has elected to waive any dividend on the unallocated ordinary shares held.

21. DIVIDENDS

£m	Year ended 31 December 2022
Amounts recognised as distributions to equity holders during the year:
Final dividend for the year ended 31 December 2021 of 0.44 per share	1.2
Interim dividend for the year ended 31 December 2022 of 0.45 pence per share	1.2
2.4

22. CONTINGENCIES

From time to time, the Group receives claims from clients and suppliers. Some of these result in payments to the claimants by the Group and its insurers. The Board of Directors reviews all significant claims at each Board meeting and more regularly if required. Where we consider there to be a probable outflow, we have fully provided for the lower of the insurance excess or the expected outflow at the balance sheet date. Where we have provided up to the excess, in some cases the Group has not shown the gross value of any outflow and the potential insurance recovery where it does not have sufficient information at this time to assess what an insured settlement value could be and therefore what the gross settlement and insurance recovery would be. The Board of Directors is currently satisfied that the Group has sufficient provisions at the balance sheet date to meet all likely uninsured liabilities.

23. RELATED PARTY TRANSACTIONS

Related parties, following the definitions within IAS 24, are the subsidiary companies, key management personnel and their families. The Group considers the members of the Board of Directors to be the key management personnel. There were no transactions within the year in which the members of the Board of Directors had any interest.

Remuneration of key management personnel.

£m	Year ended 31 December 2022
Short-term employee benefits	2.5
Post-employment benefits	0.1
Other long-term benefits	1.7
Share-based payment	1.1
5.4

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

24. NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

£m	Year ended 31 December 2022
Operating profit	14.8
Adjustments for:
Depreciation of owned assets	8.1
Depreciation of right-of-use assets	9.1
Amortisation of internally generated software	0.9
Amortisation of acquired intangible assets	3.0
Non-cash movement on provisions	3.7
Share-based payment expense	3.4
Profit on sale of assets	(1.4)
Operating cash flows before working capital changes	41.6
Increase in trade and other receivables	(27.6)
Increase in trade and other payables	15.6
Cash generated from operations	29.6
Interest paid	(4.6)
Interest received	0.1
Income taxes paid	(8.5)
Net cash from operating activities	16.6

The table below provides an analysis of liabilities arising from financing which comprises bank borrowings, and leases, during the year ended 31 December 2022.

			Non-cash changes
£m	At 1 January 2022	Financing cash flows	Prepaid arrangement fees	Lease accounting adjustments¹	Foreign exchange	At 31 December 2022
Borrowings	(53.6)	–	(0.5)	–	–	(54.1)
Leases	(36.9)	11.1	–	(7.8)	(0.8)	(34.4)
Liabilities arising from financing	(90.5)	11.1	(0.5)	(7.8)	(0.8)	(88.5)

1 Includes lease additions, remeasurements and disposals

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

25. DEFINED BENEFIT PENSION SCHEMES

The Group has one defined benefit pension scheme, arising from the acquisition in 2013 of the Norway-based OEC Group. The scheme is closed to new entrants.

The scheme is administered by a fund that is legally separated from the company. The trustees of the pension fund are required by law to act in the interest of the fund and of all relevant stakeholders in the scheme. The trustees are responsible for the investment policy with regard to the assets of the fund.

Under the plans, the employees are entitled to post-retirement yearly instalments amounting to 66% of pensionable salary on attainment of a retirement age of 67. The pensionable salary is the difference between the current salary of the employee and the state retirement benefit.

The scheme exposes the Group to actuarial risks such as: investment risk, interest rate risk, longevity risk and salary risk.

The most recent full actuarial valuation of the plan assets and present value of the defined benefit liability was carried out in December 2022 by a qualified actuary.

The principal assumptions used for the purposes of actuarial valuation were as follows:

As at 31 December 2022
Discount rate	3.20%
Expected rate of salary increase	3.75%
Inflation	3.50%

The assumed life expectations on retirement at age 67 are:

Years	As at 31 December 2022
Retiring today:
Males	20.1
Females	23.2

This is based on Norway’s standard mortality table with modifications to reflect expected changes in mortality.

Amounts recognised in income in respect of these defined benefit schemes are as follows:

£m	Year ended 31 December 2022
Current service cost (including tax)	0.1
Net interest (income)/expense	–
Components of defined benefit costs recognised in profit or loss	0.1

The service charge for the year has been included in the income statement in administrative expenses. The net interest (income)/expense has been included within net finance costs.

Amounts recognised in the statement of comprehensive income are as follows:

£m	Year ended 31 December 2022
Actuarial losses arising from:
Changes in financial assumptions	0.1
Remeasurement of the net defined benefit liability	0.1

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

The amount included in the balance sheet arising from the Group’s obligations in respect of its defined benefit retirement benefit schemes is as follows:

£m	Year ended 31 December 2022
Present value of defined benefit obligations	(3.1)
Fair value of plan assets	2.9
Net liability arising from defined benefit obligations	(0.2)

Movements in the present value of defined benefit obligations in the year were as follows:

£m	Year ended 31 December 2022
Defined benefit obligation at 1 January	2.9
Current service cost	0.1
Interest cost	–
Remeasurement (gains)/losses:
Actuarial losses arising from changes in financial assumptions	0.2
Benefits paid	(0.1)
Defined benefit obligation at 31 December	3.1

Movements in the fair value of plan assets in the year were as follows:

£m	Year ended 31 December 2022
Plan assets at 1 January	2.8
Remeasurement gains/(losses):
The return on plan assets (excluding amounts included in net interest expense)	–
Actuarial gains arising from changes in financial assumptions	0.1
Contributions from the employer	0.1
Benefits paid	(0.1)
Administration costs
Plan assets at 31 December	2.9

The major categories and fair values of scheme assets at the end of the reporting period were:

As at 31 December 2022
Shares	11.1%
Other investments	1.1%
Short term bonds	9.3%
Term bonds	64.8%
Property	13.7%
Total	100.0%

Reasonably possible changes at the reporting date to one of the actuarial assumptions, holding all other assumptions constants would have affected the defined benefit obligation as follows:

	As at 31 December 2022
£m	Increase	Decrease
Discount rate (1% movement)	(0.4)	0.4
Future salary growth (1% movement)	0.1	(0.1)
Future pension growth (1% movement)	0.4	(0.3)
Mortality rates (1 year movement)	0.1	(0.1)

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

26. FINANCIAL RISK MANAGEMENT

(a) Capital management

The capital of the Group consists of debt (which includes the borrowings and facilities disclosed in note 16), cash and cash equivalents and equity attributable to equity holders of the parent (comprising issued capital, reserves and retained earnings as disclosed in the consolidated balance sheet). The Group’s capital allocation policy aims to maintain leverage within the Group’s target range of 1x to 2x EBITDAS through a disciplined approach that creates sustainable shared value for all stakeholders. EBITDAS is operating profit adjusted by adding back non-cash expenses, tax and financing costs. The adjustments include interest, tax, depreciation, amortisation and transaction-related costs and share scheme costs. This generates a cash-based operating profit figure which is the input into the cash flow statemen) Key points of the capital allocation policy are:

•	Invest in organic fee growth.

•	Accelerate fee growth with strategic bolt-on acquisitions that are cash-generative and value-creating for the Group.

•	Implement a sustainable dividend policy, returning to industry norms whilst retaining adequate capital to invest in strategic acquisitions and organic growth. Over time, the absolute dividend will increase to a pay-out ratio of c.30% of profit after tax before amortisation of intangibles and transaction-related costs and tax thereon.

The Group’s borrowings are managed centrally and funds are onward lent to operating subsidiaries as required. The Group has a committed £100 million multicurrency revolving credit facility that expires in July 2024. There are two financial covenants related to the facility; interest cover must be no less than 4.0x and the leverage ratio of Group net borrowings (including deferred consideration) to EBITDAS adjusted to include the annualised contribution of acquisitions in the year should be no greater than 3.0x. The covenant tests were not breached during the year and have not been since the year end.

The Group has the following loans, all expiring in September 2028:

•	A £30.0 million 7 year fixed rate loan held with Legal and General Investment Management

•	A £12.5 million 7 year floating rate loan held with Aviva Investments

•	A £12.5 million 7 year fixed rate loan held with Aviva Investments

The financial covenants associated with these loans are the same as for the revolving credit facility above. These loan notes represent the Group’s core debt.

The Group is not subject to any externally imposed capital requirements.

(b) Financial instruments

The Group’s financial assets comprise cash and trade and other receivables. The Group’s financial liabilities comprise borrowings, lease liabilities, deferred consideration and trade and other payables. It is, and has been throughout the period under review, the Group’s policy that no speculative trading in financial instruments shall be undertaken.

Fair values

The book value of the financial assets and liabilities of the Group are considered a reasonable approximation of their fair value. The classification of financial instruments (measured at amortised cost) is shown in the table below.

£m	As at 31 December 2022
Cash	25.0
Trade and other receivables	168.1
Financial assets	193.1
Borrowings	55.0
Lease liabilities	34.4
Deferred consideration	0.4
Trade and other payables	39.2
Financial liabilities	129.0

Interest rate and currency risk are the most significant aspects for the Group in the area of financial instruments. It is exposed to a lesser extent to liquidity risk that is reviewed in note 16. The Board reviews and agrees policies for managing each of these risks and they are summarised below.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

(c) Interest rate risk

When additional funds are required, the Group draws down term loans, typically between one and three months, against its revolving credit facility at fixed rates of interest for the term of the loan. The Group has not entered any contracts to fix interest rates beyond the period of the term loans but will consider doing so if borrowings become significantly larger and longer term. The Group’s overdraft bears interest at floating rates. Surplus funds are placed on short-term deposit or held within instant access deposit accounts earning floating rate interest. The Group is not materially exposed to interest rate risk and so does not present a sensitivity analysis.

Interest rate risk and profile of financial liabilities

The interest rate risk profile of the Group’s financial liabilities (undiscounted) at 31 December was as follows:

	Floating rate	Fixed rate	Non-interest bearing	Total
£m	2022	2022	2022	2022
Sterling	12.5	51.9	14.1	78.5
Euro	–	6.5	2.6	9.1
Australian Dollar	–	10.6	4.8	15.4
Canadian Dollar	–	0.1	5.2	5.3
US Dollar	–	5.6	3.7	9.3
Norwegian Krone	–	2.5	8.5	11.0
Other	–	0.1	0.3	0.4
Total	12.5	77.3	39.2	129.0

The maturity profile of financial liabilities at 31 December was as follows:

	Floating rate	Fixed rate	Non-interest bearing	Total
£m	2022	2022	2022	2022
Within one year	–	10.4	39.0	49.4
In one to two years	–	8.8	–	8.8
In two to five years	–	12.0	–	12.0
Over five years	12.5	46.1	0.2	58.8
Total	12.5	77.3	39.2	129.0

The weighted average interest rate and term for interest bearing financial liabilities is shown below:

	Fixed and floating rate financial liabilities	Fixed rate financial liabilities
	Weighted average interest rate %	Weighted average period for which rate is fixed – months
	2022	2022
Sterling	4.1	63
Australian Dollar	4.1	55
US Dollar	3.7	50
Norwegian Krone	4.0	33
Euro	3.0	77
Canadian Dollar	4.6	2
Other	4.4	31
	4.0	62

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

Cash balances at year end:

£m	As at 31 December 2022
Sterling	3.1
Euro	1.9
US Dollar	3.7
Australian Dollar	5.0
Canadian Dollar	1.8
Norwegian Krone	8.9
Malaysian Ringgit	0.1
Other	0.5
25.0

The cash balance at 31 December 2022 includes £2.9 million that is restricted in use, either as security or client deposits.

(d) Foreign currency sensitivity

The Group does not manage translational foreign exchange exposures, instead using the portfolio effect of the international nature of the Group’s operations to manage that risk. Transactional risk is minimised by offsetting FX exposures and minimising intercompany balances. The remaining transactional foreign exchange risk is managed using short term FX swaps.

Since the Group hedges the majority of its transactional foreign currency exposures, the sensitivity of the results to transactional foreign currency risk is not material.

The fair value of the forward foreign exchange contracts held at year end was not material.

(e) Credit risk

It is Group policy, implemented locally, to assess the credit risk of new customers before entering contracts. The Group does not enter into complex derivatives to manage credit risk. The Group’s exposure to credit risk is limited to the carrying amount of financial assets recognised at the balance sheet date. The Directors consider the Group’s financial assets that are not impaired to be of good credit quality including those that are past due. It is Group policy, implemented locally, that receivables are only written off when there is no reasonable expectation of recovery. This may occur if there is objective evidence of a client’s financial difficulty, or if enforcement activity has been unsuccessful. The Group’s financial assets are not secured by collateral advanced by counterparties. In respect of trade and other receivables, the Group has a broad range of clients, the largest being government agencies and departments, national water companies, multi-national oil companies or substantial utility companies. The Group does not have significant credit risk exposure to any single counterparty or Group of counterparties having similar characteristics.

The credit risk in cash and derivatives is limited because the counterparties are banks with high credit ratings assigned by international credit ratings.

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

27. SHARE-BASED PAYMENTS

Share scheme costs

£m	Year ended 31 December 2022
Share Incentive Plan (SIP)	1.5
Performance Share Plan (PSP)	0.8
Executive Long Term Incentive Plan (ELTIP)	0.8
Short Term Annual Bonus Plan (STABP)	0.3
Total share scheme costs	3.4

A description of each plan is given in accounting policy note 2(f)iii. The following tables set out details of material share schemes activity:

SIP

Year of grant	Number outstanding 1 January 2022	New grants	Releases	Forfeits	Number Outstanding 31 December 2022	Vesting conditions
2019	820,225	–	(754,936)	(65,289)	–	3 years
2020	2,763,796	–	(61,127)	(344,165)	2,358,504	3 years
2021	1,653,768	–	(37,719)	(203,038)	1,413,011	3 years
2022	–	1,823,463	(12,487)	(67,695)	1,743,281	3 years
	5,237,789	1,823,463	(866,269)	(680,187)	5,514,796

PSP

Year of grant	Number outstanding 1 January 2022	New grants	Releases	Forfeits	Number Outstanding 31 December 2022	Vesting conditions
2012	5,819	–	(4,969)	(850)	–	3 years
2013	14,540	–	(7,491)	–	7,049	3 years
2014	17,463	–	(5,957)	–	11,506	3 years
2015	31,036	–	(11,298)	(3,575)	16,163	3 years
2016	34,657	–	(2,760)	(1,868)	30,029	3 years
2017	30,524	–	(7,556)	(4,231)	18,737	3 years
2018	99,335	–	(37,123)	(746)	61,466	3 years
2019	464,783	–	(303,409)	(18,829)	142,545	3 years
2020	773,875	–	(6,540)	(78,984)	688,351	3 years
2021	1,234,947	–	(14,974)	(138,672)	1,081,301	3 years
2022	–	925,220	–	(46,991)	878,229	3 years
	2,706,979	925,220	(402,077)	(294,746)	2,935,376

SIP

For the purposes of calculating the fair value of conditional shares awarded under the SIP, the fair value was calculated as the market value of the shares at the date of grant as participants are entitled to receive dividends over the three year holding period.

SIP awards
Fair value at measurement date	34.75p–221.0p
Weighted fair value	103.22p
Holding period	3 years

The Group assumed a 5% annual lapse rated as at the date of grant for the above schemes and all non-market-based performance conditions would be satisfied in full (see accounting policy 2(f)iii).

R P S Group Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the year ended 31 December 2022

PSP

For the purposes of calculating the fair value of conditional shares awarded under the PSP, the fair value was calculated as the market value of the shares at the date of grant adjusted to reflect that participants are not entitled to receive dividends over the performance period.

PSP awards
Fair value at measurement date	50.5p–318.65p
Weighted fair value	111.28p
Weighted average exercise price	116.19p
Holding period	3 years
Expected dividend yield	0.24%–5.55%

28. POST BALANCE SHEET EVENTS

On 23 January 2023, 100% of the issued share capital of R P S Group Plc was acquired by Tetra Tech UK Holdings Limited, a company incorporated in England and Wales. Trading in shares of the Company on the London Stock Exchange was suspended on 24 January 2023.

The Company’s ultimate controlling party following the acquisition is Tetra Tech, Inc., a company incorporated in the USA and registered on NASDAQ.

On 2 February 2023, the Group repaid the £55 million loan notes and cancelled the revolving credit facility. Funding for this was provided by Tetra Tech UK Holdings Ltd in the form of a £73 million loan note repayable in October 2024.

On 17 February 2023, R P S Group Plc changed its name to R P S Group Limited.